                                                                   EXHIBIT 10.20
                                                         BUSINESS LOAN AGREEMENT


This Business Loan Agreement (this "Agreement") is entered into as of the date set forth below between Union Bank of California, N.A. ("Bank") and the undersigned ("Borrower") with respect to each and every extension of credit (whether one or more, collectively referred to as the "Loan") from Bank to Borrower. In consideration of the Loan, Bank and Borrower agree to the following terms and conditions:

1.   THE LOAN.

     1.1 The Note. The Loan is evidenced by one or more promissory notes or other evidences of indebtedness, including each amendment, extension, renewal or replacement thereof, which are incorporated herein by this reference (whether one or more, collectively referred to as the "Note").

     1.2 Revolving to Term Loan Availability Period. Loan proceeds shall be available for disbursement from April 26, 1999 through September 30,
                                          --------------         -------------
          2000 only.
          ----

     1.3 Collateral. The payment and performance of all obligations of Borrower under the Loan Documents are and shall be during the term of the Loan secured by a perfected security interest in such real or personal property collateral as is required by Bank and each security interest shall rank in first priority unless otherwise specified in writing by Bank.

2. CONDITIONS TO AVAILABILITY OF THE LOAN. Before Bank is obligated to disburse all or any portion of the Loan, Bank must have received (a) the Note and every other document required by Bank in connection with the Loan, each of which must be in form and substance satisfactory to Bank (together with this Agreement, referred to as the "Loan Documents"), (b) confirmation of the perfection of its security interest in any collateral for the Loan, and (c) payment of any fee required in connection with the Loan.

3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants (and each request for a disbursement of the proceeds of the Loan shall be deemed a representation and warranty made on the date of such request) that:

     3.1 Borrower is an individual or Borrower is duly organized and existing under the laws of the state of its organization and is duly qualified to conduct business in each jurisdiction in which its business is conducted;

     3.2 The execution, delivery and performance of the Loan Documents executed by Borrower are within Borrower's power, have been duly authorized, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any charter, bylaw, or other organization papers of Borrower or with any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;



*When "N/A" appears in a blank in this Agreement, it means the Subsection in which it appears is deemed deleted from this Agreement. If only a portion of a Subsection is to be deleted, it is crossed out.

     3.3 All financial statements and other financial information submitted by Borrower to Bank are true and correct in all material respects, and there has been no material adverse change in Borrower's financial condition since the date of the latest of such financial statements;

     3.4 Borrower is properly licensed and in good standing in each state in which Borrower is doing business, and Borrower has complied with all laws and regulations affecting Borrower, including without limitation, each applicable fictitious business name statute;

     3.5 There is no event which is, or with notice or lapse of time or both would be, an Event of Default (as defined in Article 5);

     3.6 Borrower is not engaged in the business of extending credit for the purpose of, and no part of the Loan will be used, directly or indirectly, for purchasing or carrying margin stock within the meaning of Federal Reserve Board Reg. U; and

     3.7 Borrower is not aware of any fact, occurrence or circumstance which Borrower has not disclosed to Bank in writing which has, or could reasonably be expected to have, a material adverse effect on Borrower's ability to repay the Loan or perform its obligations under the Loan Documents.

4. COVENANTS. Borrower agrees, so long as the Loan or any commitment to make any advance under the Loan is outstanding and until full and final payment of all sums outstanding under any Loan Document, that Borrower will:

     4.1  Maintain:

          (a) Collateral comprised of assignment of Borrower's short term fixed income account number 510001164-00 sufficient to cover the full credit line, plus all accrued interest by a 120% margin will be required at all times.

All accounting terms used in this Agreement shall have the definitions given them by generally accepted accounting principles, unless otherwise defined herein.

     4.2  Give written notice to Bank within 15 days of the following:

          (a) Any material dispute which may exist between Borrower and any government regulatory body or law enforcement body;

          (b) Any Event of Default or any event which, upon notice, or lapse of time, or both, would become an Event of Default;

          (c) Any other matter which has resulted or is likely to result in a material adverse chance in Borrower's financial condition or operation; and

          (d) Any change in Borrower's name or the location of Borrower's principal place of business, or the location of any collateral for the Loan, or the establishment of any new place of business or the discontinuance of any existing place of business.

     4.3 Furnish to Bank an income statement, balance sheet, and statement of retained earnings, with supportive schedules ("Financial Statement"), and any other financial information requested by Bank, prepared in accordance with generally accepted accounting principles and in a form satisfactory to Bank as follows:

          (a)  Within 150 days after the close of each fiscal year, a copy of
                      ---
               Borrower's annual Financial Statement prepared by A Certified
                                                                 -----------
               Public Accountant on a(n) audited basis.  Any independent
               -----------------         -------
               certified public accountant who prepares Borrower's Financial Statement shall be selected by Borrower and reasonably satisfactory to Bank;

          (b) Promptly upon request, any other financial information requested by Bank.

     4.4 Pay or reimburse Bank for all costs, expenses and fees incurred by Bank in preparing and documenting this filing and recording fees, Agreement and the Loan, and all amendments and modifications thereof, including but not limited to all costs of appraisals, insurance and attorneys' fees, including the reasonable estimate of the allocated costs and expenses of in-house legal counsel and staff.

     4.5 Maintain and preserve Borrower's existence, present form of business and all rights, privileges and franchises necessary or desirable in the normal course of its business, and keep all of Borrower's properties in good working order and condition.

     4.6 Maintain and keep in force insurance with companies acceptable to Bank and in such amounts and types, including without limitation fire and public liability insurance, as is usual in the business carried on by Borrower, or as Bank may reasonably request. Such insurance policies must be in form and substance satisfactory to Bank.

     4.7 Maintain adequate books, accounts and records and prepare all financial statements required hereunder in accordance with generally accepted accounting principles, and in compliance with the regulations of any governmental regulatory body having jurisdiction over Borrower or Borrower's business and permit employees or agents of Bank at any reasonable time to inspect Borrower's assets and properties, and to examine or audit Borrower's books, accounts and records and make copies and memoranda thereof.

     4.8 At all times comply with, or cause to be complied with, all laws, statutes, rules, regulations, orders and directions of any governmental authority having jurisdiction over Borrower or Borrower's business, and all material agreements to which Borrower is a party.

     4.9 Except as provided in this Agreement, or in the ordinary course of its business as currently conducted, not make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner, or extend credit.

     4.11 Not purchase the debt or equity of another person or entity except in compliance with the terms of the investment plan most recently agreed upon between Borrower and Borrower's investment manager and acknowledged by Bank.

     4.12 Not sell or discount any account receivable or evidence of indebtedness, except to Bank; not borrow any money or become contingently liable for money borrowed, except pursuant to agreements made with Bank.

     4.13 Neither liquidate, dissolve, enter into any consolidation, merger, partnership or other combination; nor convey, sell or lease all or the greater part of its assets or business; nor purchase or lease all or the greater part of the assets or business of another.

     4.14 Not engage in any business activities or operations substantially different from or unrelated to Borrower's present business activities and operations.

     4.15 Borrower will promptly, upon demand by Bank, take such further action and execute all such additional documents and instruments in connection with this Agreement as Bank in its reasonable discretion deems necessary, and promptly supply Bank with such other information concerning its affairs as Bank may request from time to time.

5. EVENTS OF DEFAULT. The occurrence of any of the following events ("Events of Default") shall terminate any obligation on the part of Bank to make or continue the Loan and automatically, unless otherwise provided under the Loan Documents, shall make all sums of interest and principal and any other amounts owing under the Loan immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or any other notices or demands:

     5.1 Borrower shall default in the due and punctual payment of the principal of or the interest on the Note or any of the other Loan Documents;

     5.2 Any default shall occur under the Note or any of the other Loan Documents;

     5.3 Borrower shall default in the due performance or observance of any covenant or condition of the Loan Documents, OR

     5.4 Any guaranty or subordination agreement required hereunder shall be breached or become ineffective, or any guarantor or subordinating creditor shall die or disavow or attempt to revoke or terminate such guaranty or subordination agreement.

6.  MISCELLANEOUS PROVISIONS.

     6.1 The rights, powers and remedies given to Bank hereunder shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Bank by law against Borrower or any other person, including but not limited to Bank's rights of setoff and banker's lien.

     6.2 Any forbearance or failure or delay by Bank in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Bank.

     6.3 The benefits of this Agreement shall inure to the successors and assigns of Bank and the permitted successors and assigns of Borrower, and any assignment by Borrower without Bank's consent shall be null and void.

     6.4 This Agreement and all other agreements and instruments required by Bank in connection herewith shall be governed by and construed according to the laws of the State of California.

     6.5 Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective.

     6.6 Except for documents and instruments specifically referenced herein, this Agreement constitutes the entire agreement between Bank and Borrower regarding the Loan and all prior communications, verbal or written, between Borrower and Bank shall be of no further effect or evidentiary value.

     6.7 The section and subsection headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     6.8 This Agreement may be amended only in writing signed by all parties hereto.

     6.9 Borrower and Bank may execute one or more counterparts to this Agreement, each of which shall be deemed an original, but taken together shall be one and the same instrument.

     6.10 Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at its address given with the signatures at the end of this Agreement and shall be considered to have been validly given: (a) upon delivery, if delivered personally;
          (b) upon receipt, if mailed, first class postage prepaid, with the United States Postal Service; (c) on the next business day if sent by overnight courier service of recognized standing; and (d) upon telephoned confirmation of receipt, if telecopied.

7.   ADDITIONAL PROVISIONS
     The following additional provisions, if any, are hereby made a part of this
     Agreement:

     None

THIS AGREEMENT is executed on behalf of the parties as of May 25, 1999.


       Union Bank of California, N.A.                     Sequenom, Inc.
                  ("Bank")                                 ("Borrower")


By:    /s/ Dan Finster                            By:  /s/ Steve Zaniboni
    ---------------------------------                 -----------------------------------------------
Title:  Vice President                            Title:  Secretary/Treasurer/Chief Financial Officer
Printed Name:  Dan Finster                        Printed Name:  Steve Zaniboni




Address where notices to Bank are to be sent:     Address where notices to Borrower are to be sent:
Union Bank of California                          Sequenom, Inc.
4660 La Jolla Dr., Suite 175                      11555 Sorrento Valley Road
San Diego, CA 92122                               San Diego, CA 92121
Attn:   Dan Finster                               Attn:     Steve Zaniboni
Fax:    (619) 552-2044                            Fax:      (619) 350-0344
Phone: (619) 350-0345                             Phone:  (619) 350-0345